Exhibit 10.22

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDMENT

TO

AMENDED AND RESTATED GAS GATHERING AGREEMENT

Chesapeake Midstream Partners, L.L.C., a Delaware limited liability company (“Gatherer”), and (i) Chesapeake Energy Marketing, Inc., an Oklahoma corporation (“CEMI”), (ii) Chesapeake Operating, Inc., an Oklahoma corporation (“COI”), (iii) Chesapeake Exploration L.L.C., an Oklahoma limited liability company (“CELLC”), (iv) Chesapeake Louisiana L.P., an Oklahoma limited partnership (“CLLP”), and (v) DDJET Limited LLP, a Texas limited liability partnership (“DDJET” and together with CELLC, and CLLP, the “CHK Producers”), CEMI, COI, and the CHK Producers are referred to herein collectively as the “Producers” enter into this Amendment to Amended and Restated Gas Gathering Agreement, dated January 25, 2010, but effective as of February 1, 2010 (“Agreement”) on March 8, 2011 (“Amendment”). Gatherer and Producers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Unless otherwise defined in this Amendment, all capitalized terms have the definition given to them in the Agreement.

The Parties wish to amend the Agreement as set forth in this Amendment. For good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.        A new Section 12.17 titled “FL&U Caps” is hereby added to the Agreement as follows:

Section 12.17. FL&U Caps.

(a)        Controlling Provisions. To the extent of any conflict between (i) the terms set forth in any other provisions of this Agreement (including the terms of Exhibit A, Section 5(c), (j) or (k); Exhibit B, Sections 4(b), (j) or (k); Exhibit C, Sections 4(b), (i) or (j); or the definition of “System Fuel and Losses”) and (ii) the terms of this Section 12.17, the terms of this Section 12.17 shall control. All references in this Section 12.17 to volumes or amounts shall be deemed to refer to MMBtu’s unless expressly provided otherwise in this Section 12.17.

(b)        Certain Terms. The following terms have the indicated meanings:

“Absolute Inlet Pressure” means, for a particular hour and Compressor, the absolute inlet pressure of such Compressor.

“Absolute Discharge Pressure” means, for a particular hour and Compressor, the absolute discharge pressure of such Compressor.

“Agreed Measures” is defined in Section 12.17(k)(ii).

“Aggregate FL&U Cap” is defined in Section 12.17(e).

“Applicable Index” is defined in Section 12.17(h)(iii).

“Applicable Index Prices” is defined in Section 12.17(h)(i) and (ii).

“Compressor” means each compressor or compressor facility currently or in the future providing compression services and located on any Gathering System.

“Compression Ratio” means (i) as to each Compressor with the equipment necessary to determine hourly Absolute Inlet Pressure and Absolute Discharge Pressure for a particular Month, the volume weighted average Hourly Ratio for all hours in such Month, with such weighting of the Hourly Ratio to be based on the inlet volumes of Gas received each hour at each such Compressor in such Month and (ii) as to each Compressor without such equipment, Gatherer’s best estimate of the ratio of the Absolute Discharge Pressure to the Absolute Inlet Pressure for such Compressor in such Month. The “Hourly Ratio” means the Absolute Discharge Pressure for a particular hour divided by the Absolute Inlet Pressure for such hour.

“Deemed Stages per Compressor” means as to each Compressor for a particular Month:

(A) If the Compression Ratio for such Month is greater than 0 but less than 3, then such Compressor will be deemed to have one stage.

(B) If the Compression Ratio for such Month is equal to or greater than 3 but less than 9, then such Compressor will be deemed to have two stages.

(C) If the Compression Ratio for such Month is equal to or greater than 9 but less than 27, then such Compressor will be deemed to have three stages.

(D) If the Compression Ratio for such Month is equal to or greater than 27, then such Compressor will be deemed to have four stages.

“Excluded Systems” means, as to each Month and Quarter, those Gathering Systems described in Attachment 1 and any other Gathering Systems that, by the mutual agreement of Producers and Gatherer, are to be excluded from the calculations under this Section 12.17.

“FL&U Excess Credit Amount” is defined in Section 12.17(i)(iii).

“Index Price” means, as to any Month and applicable Gathering System, the Monthly published price under the Applicable Index for such Gathering System in such Month.

“Individual System Fuel Cap” is defined in Section 12.17(d)(ii).

“Individual System L&U Cap” is defined in Section 12.17(d)(i).

“Individual System Quarterly Excess Dollar Amount” is defined in Section 12.17(i)(i).

“Participating System” means all of the Gathering Systems other than the Excluded Systems.

“Quarter” means the period beginning on the first Day of a calendar quarter and ending immediately prior to the commencement of the first Day of the next calendar quarter.

“Quarterly Excess Aggregate FL&U Volumes” is defined in Section 12.17(g).

“Quarterly Aggregate Excess FL&U Dollar Amount” is defined in Section 12.17(i)(ii).

“Quarterly Excess Individual FL&U Volumes” is defined in Section 12.17(f).

“Relevant Period” is defined in Section 12.17(m).

(c)        Computations. Commencing January 1, 2011, with Quarterly computations commencing as of April 1, 2011 and continuing each July 1, October 1, January 1, and April 1 occurring thereafter during the term of this Agreement, Gatherer shall compute:

(i)        as to each Participating System in a given Month in a Quarter, the volume of Lost and Unaccounted for Gas for such Participating System calculated on aggregate volumes at all Receipt Points on such Participating System during such Month;

(ii)      as to each Participating System in a given Month in a Quarter, the volume of Fuel Gas used by all Compressors located on such Participating System during such Month calculated on the total inlet volumes of all Compressors on such Participating System during such Month;

(iii)     the total volume of Lost and Unaccounted for Gas across all Participating Systems in a given Month in a Quarter calculated on aggregate volumes at all Receipt Points on such Participating Systems during such Month (provided, for purposes of this clause (iii), the volume of Lost and Unaccounted for Gas for each individual Participating System in a given Month shall not exceed the Individual System L&U Cap for such Participating System for such Month); and

(iv)      the total volume of Fuel Gas used by all Compressors located on the Participating Systems during a given Month in a Quarter calculated on the total inlet volumes at all Compressors on such Participating Systems during such Month (provided, for purposes of this clause (iv), the volume of Fuel Gas for each individual Compressor in a given Month shall not exceed the Individual System Fuel Cap for such Compressor for such Month).

The computations in clauses c(i), c(ii), c(iii), and c(iv) above will be made on a Monthly basis, but the computations set forth in clauses d(i), d(ii), e(i), and e(ii) shall be made on a Quarterly basis only.

(d)        Individual System Caps.

(i)        The “Individual System L&U Cap” means, for each Participating System each Quarter, **% of the total volume of Gas on such Participating System calculated on aggregate volumes at all Receipt Points on such Participating System during such Quarter; and

(ii)      The “Individual System Fuel Cap” means, for each Participating System each Quarter, the total sum of the following volumes determined for each Month in such Quarter: the inlet volumes compressed through each Compressor on such Participating System during each such Month multiplied by the applicable Deemed Stages per Compressor multiplied by **%.

(e)        Aggregate FL&U Cap. The “Aggregate FL&U Cap” for each Quarter means the sum of the Aggregate L&U Cap and the Quarterly Aggregate Fuel Cap with respect to the Participating Systems.

(i)        The Aggregate L&U Cap shall be equal to **% of the total volume of Gas across all of the Participating Systems calculated on aggregate volumes at all Receipt Points on such Participating Systems during the Quarter. If the Aggregate L&U Cap is exceeded in 3 or more Quarters during the period ending on December 31, 2012, then the Aggregate L&U Cap shall be increased to **% of the total volume of Gas across all of the Participating Systems calculated on aggregate volumes at all Receipt Points on such Participating Systems beginning on January 1, 2013 and continuing each Quarter thereafter.

(ii)      The Quarterly Aggregate Fuel Cap shall be equal to the total sum of the following volumes determined for each Participating System in each Month in such Quarter: the inlet volumes compressed through each Compressor on such Participating System during each such Month multiplied by the applicable Deemed Stages per Compressor multiplied by **%.

(f)        Quarterly Individual System Excess Volumes.

As to each Participating System in a given Quarter, if the total sum of the volumes for each Month in such Quarter, as calculated pursuant to clauses c(i) and c(ii) above, exceed the Individual System L&U Cap or Individual System Fuel Cap, respectively, then Producers’ allocable share of the sum of such excess volumes shall be deemed the “Quarterly Excess Individual FL&U Volumes” for such Quarter.

(g)        Quarterly Excess Aggregate FL&U Volumes.

As to all Participating Systems in a given Quarter, if the total sum of the volumes for each Month in such Quarter, as calculated pursuant to clauses c(iii) and c(iv) above, exceed the Aggregate FL&U Cap, then Producers’ allocable share of such excess volumes shall be deemed the “Quarterly Excess Aggregate FL&U Volumes” for such Quarter.

(h)        Applicable Index Price.

If as to any Quarter there are Quarterly Excess Aggregate FL&U Volumes or Quarterly Excess Individual FL&U Volumes, then the “Applicable Index Prices” for such volumes will be determined as follows:

(i)        As to any Quarterly Excess Individual FL&U Volumes, the “Applicable Index Price” for each applicable Participating System will equal the average Index Price for such Participating System over the three Month-period comprising such Quarter.

(ii)      As to any Quarterly Excess Aggregate FL&U Volumes, the “Applicable Index Price” for such volumes will equal the weighted average of the Index Prices (with each such Index Price to be the average of that particular Index Price across the three Month-period comprising such Quarter) for all Participating Systems which had Quarterly Excess Aggregate FL&U Volumes during the same Quarter (such weighting to include only Fuel Gas and Lost and Unaccounted Gas volumes from those Participating Systems that contributed to the Quarterly Excess Aggregate FL&U Volumes for such Quarter).

(iii)     The “Applicable Index” for each Gathering System shall mean the index for such Gathering System as described on Schedule 12.17 attached hereto. If at any time either Producers or Gatherer, in good faith, believe that the Applicable Index and/or posting described on Schedule 12.17 for a Gathering System is not indicative of the prices received by Producers for Producers’ Gas sold at the Delivery Points on such Gathering System, or if any such index ceases to be published or the specific postings relative to such Gathering System are no longer published, then the Parties shall designate a replacement index or posting (and amend Schedule 12.17 to reflect the same) within 30 Days following delivery of Notice from Producers or Gatherer, as the case may be, requesting that a replacement index or posting be designated. If within such 30 Day period the Parties fail to agree on a replacement index or posting, then either Party may Notify the other of its request to have an Industry Expert determine (A) whether a replacement index or posting is required and (B) the replacement index or posting to be used. The Industry Expert shall be selected in the manner described in Exhibit A, Section 3(d). The decision of the Industry Expert shall be conclusive, binding upon, and non-appealable by the Parties. The costs and expenses of the Industry Expert shall be borne and paid 50% by Gatherer and 50% by Producers.

(i) Credit Amounts.

(i)        As to each Participating System each Quarter, the Quarterly Excess Individual FL&U Volumes for such Quarter shall be multiplied by the Applicable Index Price and each resulting product is herein referred to as an “Individual System Quarterly Excess Dollar Amount”.

(ii)      As to all Participating Systems each Quarter, the Quarterly Excess Aggregate FL&U Volumes for such Quarter shall be multiplied by the Applicable Index Price and the resulting product is herein referred to as the “Quarterly Aggregate Excess FL&U Dollar Amount”.

(iii)     As to each Quarter, the sum of (A) the Quarterly Aggregate Excess FL&U Dollar Amount for such Quarter and (B) the sum of the Individual System Quarterly Excess Dollar Amount for such Quarter, shall constitute the “FL&U Excess Credit Amount” for such Quarter; provided, notwithstanding anything to the contrary in this Agreement, the aggregate FL&U Excess Credit Amount for all Quarters in Year 2011 may not exceed $** and for all Quarters in Year 2012 may not exceed $**.

(iv)     Gatherer shall prepare and submit to Producers a statement on or before the close of business, CPT, of the 45th Day (or if such 45th Day is not a Business Day, on the following Business Day) after the end of each Quarter showing any estimated credits earned hereunder in each such Quarter.

(v)      If as to any Quarter there is a FL&U Excess Credit Amount for a Quarter and such FL&U Excess Credit Amount is equal to or less than $**, then Producers shall be entitled to receive (and Gatherer shall apply) a credit in an amount equal to such FL&U Excess Credit Amount in the invoice issued by Gatherer in the Month following the Month in which Gatherer’s statement is issued.

(vi)     If as to any Quarter there is a FL&U Excess Credit Amount for such Quarter and such FL&U Excess Credit Amount is greater than $**, then (x) Producers shall be entitled to receive (and Gatherer shall apply) a credit in an amount equal to $** in the invoice issued by Gatherer in the Month following the Month in which Gatherer’s statement is issued and (y) one-twelfth (1/12th) of the remaining balance of such FL&U Excess Credit Amount shall be credited against the Fees owed under this Agreement in each of the 12 Months following the Month in which Gatherer’s statement is issued.

(vii)     If the credit amount in a Month exceeds the Fees invoiced in such Month (after giving effect to all other credit amounts that may be applicable under this Section

12.17), then such excess credit amount shall be applied against the invoice issued by Gatherer in the next succeeding Months until extinguished.

(viii)     Any amounts not credited under clauses (i)(v) and (i)(vi) in the first applicable Month shall accrue interest from the due date of the invoice for such first Month to and including the due date of the invoice in which such amounts are credited to Producers at a rate equal to the Prime Rate plus 2%, computed on an annualized basis and compounded Monthly.

(j)        Electric Compression. Gatherer may install compressors on any Gathering System to be powered by electricity with the prior written approval of Producers, with such approval not to be unreasonably withheld, conditioned, or delayed. Any costs of powering electric compression shall be borne by the Producers on a pro rata basis and not included in the FL&U calculations contemplated by this Section 12.17.

(k)        Individual System Upgrade.

(i)        If any Gathering System exceeds its Individual System L&U Cap or Individual System Fuel Cap for any two or more consecutive Quarters or if Producers otherwise reasonably believe that any other Gathering System has excess Lost and Unaccounted For Gas or usage of Fuel Gas, Producers may Notify Gatherer that Producers desire to discuss and identify what repairs, replacements, and other measures can be taken by Gatherer to cause such Gathering System to not exceed its Individual System L&U Cap or Individual System Fuel Cap. As soon as reasonable after such Notice, Gatherer and Producers shall commence discussions regarding repairs, replacements, and other measures that may be taken by Gatherer to cause such Gathering System to not exceed its Individual System L&U Cap or Individual System Fuel Cap.

(ii)      As to each Gathering System described in clause (i) above, if Producers and Gatherer agree on the repairs, replacements, and other measures that can be taken to cause such Gathering System to not exceed its Individual System L&U Cap or Individual System Fuel Cap (“Agreed Measures”), then Gatherer shall provide to Producers Gatherer’s good faith estimate of the capital expenditures (including direct capitalized engineering costs) and compressor relocation costs to be incurred in implementing the Agreed Measures. If Producers approve such estimate, then Gatherer shall cause the Agreed Measures to be implemented and Producers shall reimburse Gatherer for its proportionate share of the capital expenditures (including direct capitalized engineering costs) and compressor relocation costs incurred and paid by Gatherer in implementing such Agreed Measures, including reimbursement for any additional tax liability incurred by Gatherer as a result of such reimbursement by Producers. All such expenditures and costs which are reimbursed by Producers pursuant to the preceding sentence shall not be included in Actual Barnett Cap Ex, Actual Barnett Compression Expense, Actual Midcon and PRP Cap Ex, and Actual Midcon and PRP Compression Expense.

(l)        Evaluation of Excluded Systems. Gatherer and Producers shall use their reasonable efforts to agree upon the appropriate treatment of the Excluded Systems shown on Attachment 1 on or before March 31, 2011. If the Parties reach such agreement with respect to any such Gathering System, such Gathering System shall be included in the determinations made under this Section 12.17 beginning in the first Quarter after the Parties reach such agreement (but no sooner than the second Quarter of 2011). Thereafter, on or before September 1 of each Year, Gatherer and Producers shall evaluate and discuss in good faith whether any Participating System should become an Excluded System and whether any Gathering System that is then an

Excluded System should become a Participating System, in each case, as of the beginning of the following Year.

(m)        Certain Deemed Matters. Notwithstanding anything to the contrary in this Agreement, if during any period during the term of this Agreement (each a “Relevant Period”) any Gathering System exceeds its Individual System Fuel Cap and due to Gatherer’s inability to obtain any required permits or for other reasons arising under Applicable Law Gatherer is unable to take the actions necessary to cause such Gathering System to not exceed its Individual System Fuel Cap, then during the Relevant Period(s) such Gathering System will be deemed to have not exceeded its Individual System Fuel Cap.

(n)        Gas Excluded From Computations. Fuel Gas and/or Lost and Unaccounted for Gas allocated to Producers for purposes of the calculations made under this Section 12.17 shall not include (i) Gas lost or used in connection with Gatherer performing treating, conditioning, and processing services for Producers’ Gas where such Gas is metered, (ii) Gas lost or consumed in connection with Gatherer providing flash compression services where such Gas is metered, and (iii) Gas lost as the result of Force Majeure Events affecting a Participating System. Additionally, Gas passed through under Third Party Gathering Agreements as Fuel Gas and/or Lost and Unaccounted for Gas will be included in the calculations made under this Section 12.17, unless Gatherer and Producers agree otherwise, in which case such Gas volumes shall not be included in such calculations.

(o)        Changes in Applicable Law. If after the date hereof any Governmental Authority enacts, imposes, or amends any Applicable Law that results in an increase in Fuel Gas and/or Lost and Unaccounted for Gas, either Party may provide Notice thereof to the other Parties. Promptly following the giving of any such Notice, the Parties shall negotiate in good faith such changes to the Individual System L&U Cap, Individual System Fuel Cap, and the Aggregate FL&U Cap necessary to offset the impact of such changes in Applicable Law (with such changes to the Individual System L&U Cap, Individual System Fuel Cap, and Aggregate FL&U Cap to be effective as of the effective date of such change in Applicable Law).

(p)        Tax Liability. Each of Producers and Gatherer shall exercise its commercially reasonable efforts to minimize any tax liability that may be associated with any costs reimbursed to Gatherer by Producers in connection with any system upgrade project requested by Producers under Section 12.17(k)(ii) above.

2.        Except as herein amended, all other terms and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the March 8, 2011.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AMENDMENT

TO AMENDED AND RESTATED GAS GATHERING AGREEMENT

CEMI: CHESAPEAKE ENERGY MARKETING, INC.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	President

CHK Producers: CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ Jennifer M. Grigsby
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE LOUISIANA, L.P.
By:	CHESAPEAKE OPERATING, INC.
its General Partner

By:	/s/ Jennifer M. Grigsby
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

DDJET LIMITED LLP

By:	/s/ Jennifer M. Grigsby
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE OPERATING, INC.

By:	/s/ Jennifer M. Grigsby
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

Gatherer: CHESAPEAKE MIDSTREAM PARTNERS, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

Attachment 1

Excluded Systems

Excluded Systems

**

Attachment 1

Excluded Systems

Excluded System	Rationale
**	We plan to add compression here lower the line pressure and update site equipment. We suspect square root error and plan to run some more tests
**	This is a one (1) well gas gathering system with average flow of less than 50 Mcfd.
**	Need to rightsize
**	Anadarko operated
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	Dealing with third party pipe issues
**	Oversized Meter Run out of beta ratio
**	The existing delivery meter is out of acceptable beta ratio, but Kinder Morgan has refused to replace the existing meter with a smaller one.
**	This is a gas lift
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	Oversized Meter Run out of beta ratio
**	This is a JT Skid where will need improved accounting for condensate conversion.
**	Shutdown
**	No CMP personnel located in this area. Piping is very old, system runs on or near a vacum much of the time posing O2 problems. Still need improved accounting for the condensate conversion.
**	This small GGS is leased from OneOK. It is very old and we continue to find leaks.
**	Found a house tap and added fuel measurement, but will continue to review.
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	We continue to find leaks on this system. Many of the meter runs are oversized and would have to be replaced to meet this commitment.
**	The original 6” GGS is bare pipe with external corrosion that would need to be replaced to make this commitment.
**	A very old GGS with a leak history, which has required replace and repair pipe.
**	Gas lift meters overstating volumes due to pulsations
**	This is a single well gas gathering system. The single well only flows every 5th or 6th day and averages around 10 Mcfd.
**	Shut-in
**	This small GGS is leased from Enogex. It is very old and we continue to find leaks.
**	This is a gas lift project which we are still trouble shooting the variances and some of the piping and measurement equipment.
**	We continue to find leaks on this system. Many of the meter runs would have to be replaced to meet this commitment.
**	Working on a third party pipeline issue.
**	Shut in
**	Need to rightsize
**	Oversized Meter Run out of beta ratio

Property Number	Pipeline	Key
610576	CMP - AB WITT	2
610577	CMP - ALEDO PLANT	2
610594	CMP - ALEXANDER	2
610551	CMP - ALLISON BRITT	2
620480	CMP - ALTO	5
610500	CMP - AMERICAN HORSE	2
616533	CMP - ARP	5
610501	CMP - ASHLEY CDP	3
610502	CMP - AWTREY 1-34	2
610503	CMP - BARBARA 1-16	3
612703	CMP - BARNETT CENTRAL	4
612701	CMP - BARNETT NORTH	4
610582	CMP - BARNETT SOUTH	4
617467	CMP - BARSOLA	5
610504	CMP - BAYS	2
610539	CMP - BLEVINS	3
610550	CMP - BLUE MOUNTAIN	3
610549	CMP - BLUEBIRD	6
610595	CMP - BRONCHO	2
615542	CMP - CAMP HOUSTON	2
615536	CMP - CANALES	6
612019	CMP - CARLSON	2
610559	CMP - CARMEN OAKDALE	2
620482	CMP - CASTLEBERRY	5
623896	CMP - CEDARDALE	2
623841	CMP - CENTERVIEW	5
610571	CMP - CHOCKIE	3
613324	CMP - CIMAREX STATE	2
614824	CMP - COLONY WASH	2
619291	CMP - COMANCHE	2
614687	CMP - CONCRETE	2
610506	CMP - CORDELL (MARY ANN)	2
616921	CMP - COVINGTON	4
610507	CMP - CROWDER	3
620144	CMP - DAUBE RANCH	2
610508	CMP - DECKER SWITCH	5
610509	CMP - DEEP BLUE	3
614516	CMP - DFW	4
610510	CMP - DIXIE	2
629313	CMP - DON JERNIGAN	4
610569	CMP - DOUGLAS PLANT	2
623893	CMP - DRIFTWOOD	2
610606	CMP - DYER	2
613481	CMP - EAKLE	3
619567	CMP - EARLSBORO	2
610612	CMP - EDWARDS CDP	2
620820	CMP - FORSBERG	4
627181	CMP - GLAZIER	2
610590	CMP - GOLDSBY	2
623839	CMP - GOODMAN	5
623811	CMP - GRAY RIDER	1

616191	CMP - GUADALUPE	1
610600	CMP - HALEY	1
610514	CMP - HAMPTON	2
614720	CMP - HARGRAVE	5
611940	CMP - HARTSHORNE	3
610570	CMP - HATCHER	2
614915	CMP - HAYOT	1
625271	CMP - HELENA HUNTON	2
614017	CMP - HELENA LEGACY	2
619583	CMP - HICKORY GROVE	3
610515	CMP - HOEHMAN	3
610555	CMP - HOOKER	2
732266	CMP - HORNTOWN	3
610516	CMP - HOUSTON	2
610548	CMP - HULL	2
610518	CMP - INGRAM	2
614583	CMP - JACK RABBIT FLAT NORTH	1
614584	CMP - JACK RABBIT FLAT SOUTH	1
610519	CMP - JANKOWSKY	3
612451	CMP - JOHNSON STATE	1
610520	CMP - JUNE 1-13	2
610585	CMP - KINSLER	2
610586	CMP - KIRBY	2
610523	CMP - KLEMME	2
610511	CMP - KOVAR	2
619701	CMP - LAKE MURRAY	2
611941	CMP - LAKE TEXOMA	2
732268	CMP - LAMAR	3
611942	CMP - LAUBHAN FRIESEN	2
615537	CMP - LAVACA BAY	6
610608	CMP - LENNA VALLEY	3
610597	CMP - LENORA	2
625053	CMP - LEWISVILLE	4
610547	CMP - LINDSAY SOUR	2
615674	CMP - LINWOOD	5
618093	CMP - LIONHEART	5
614006	CMP - LITTLE HOSS	4
610560	CMP - LITTLE SAHARA	2
610604	CMP - LONGTOWN	3
614007	CMP - MALLARD	2
614515	CMP - MARYS CREEK	4
610525	CMP - MATTHEW	3
610526	CMP - MATTHIES TRUST	2
610598	CMP - MAYFIELD SAPIENT	2
610574	CMP - MAYFIELD SWEET	2
611944	CMP - MCCLUNG	2
629396	CMP - MCCULLEY TO QUICKSILVER	4
610527	CMP - MCDOWELL	2
614008	CMP - MCKNIGHT	1
610611	CMP - MEADOWLARK	2
610573	CMP - MILES	2
610601	CMP - MITCHELL	1

610556	CMP - MURL COLE	2
610605	CMP - MYERS MOUNTAIN	3
610592	CMP - NE ENID (NEEP)	2
615538	CMP - NORTH ALVA	2
610561	CMP - NORTH DIBBLE	2
610562	CMP - NORTH SAHARA	2
610568	CMP - NORTH SAYRE	2
617242	CMP - NORTH ZULCH	5
627896	CMP - NORTHEAST TARRANT	4
610578	CMP - OAKDALE	2
613435	CMP - OVERTON	5
620817	CMP - PALOMA	4
629361	CMP - PEACEFUL	4
610530	CMP - PENNER CDP	2
623845	CMP - PEREGRINE LOOP 2-4	4
612461	CMP - PEREGRINE LOOP 3	4
614379	CMP - PEREGRINE LOOP 5	4
614380	CMP - PEREGRINE LOOP 6	4
620819	CMP - PEREGRINE LOOP 7	4
629359	CMP - PETRUS HARRIS	4
627174	CMP - PHEASANT RIDGE	2
610609	CMP - PIERCE (OK)	3
610531	CMP - PRENTISS	2
610532	CMP - PRINCESS	3
617766	CMP - QUAIL	1
629311	CMP - RAINTREE	4
610533	CMP - RAY	3
615675	CMP - RECKLAW	5
610563	CMP - REEVES (GC REEVES)	2
610534	CMP - RIDEL	3
610535	CMP - RIDLEY	2
610589	CMP - ROLETA	6
625216	CMP - SAND SPRINGS	1
610593	CMP - SANTOS/CHOCTAW	3
610536	CMP - SCHNAUFER	2
610537	CMP - SELMAN	2
610599	CMP - SEQUOYAH	3
612704	CMP - SIESTA	6
610538	CMP - SIMPSON WALKER	2
629360	CMP - SKYLINE	4
623850	CMP - SOUTH FORK CREEK	2
622102	CMP - SOUTH HATCHER	2
610564	CMP - SOUTH PEEK	2
619515	CMP - SPRINGER	2
610565	CMP - STEPHENS COUNTY	2
610552	CMP - STILES RANCH	2
610587	CMP - SW YELLOWSTONE	2
610505	CMP - TANNEHILL	3
612700	CMP - TARRANT WEST	4
611946	CMP - TEXOMA NEWSOM	2
610579	CMP - TIDEMARK	2
610540	CMP - TINSLEY	2

610602	CMP - UNIVERISTY	1
614174	CMP - VANDEROAK	2
610542	CMP - VERNON	2
610584	CMP - VOILES	2
610543	CMP - WADSORTH	3
610558	CMP - WAGNER BROWN	1
610591	CMP - WASHBURN CREEK	3
622103	CMP - WASHITA RIVER	2
614382	CMP - WELLS	5
610566	CMP - WEST CEMENT	2
610544	CMP - WEST MARLOW (SARAH)	2
614460	CMP - WEST PYOTE	1
610567	CMP - WEST SAHARA	2
614463	CMP - WEST TOYAH	1
618094	CMP - WHEELOCK	5
610545	CMP - WILLIAMS 3-31	2
610546	CMP - WILSON	3

KEY

The Index Prices shown below can be found in Inside F.E.R.C.’s Gas Market Report

1. Average of IFERC [WAHA, EL Paso Natural Gas - Permian Basin]

2. Average of IFERC [ANR Pipeline - Oklahoma, Natural Gas Pipeline Co. of America - Midcontinent zone, Panhandle Eastern Pipeline Co. - Texas/Oklahoma, Onoek Gas Transportation - Oklahoma]

3. Average of IFERC [Centerpoint Energy Gas Transmission Co. - East, Natural Gas Pipeline of America - Texok zone]

4. Average of IFERC [WAHA, Natural Gas Pipeline Co. of America - Texok zone]

5. IFERC Natural Gas Pipeline Co. of America - Texok zone

6. Average of IFERC [Houston Ship Channel, Katy]